UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Spindle, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on October 4, 2017 (the “Original Form 8-K”). The sole purpose of this Amendment is to  file the final version of Exhibit 10.1 submitted to the Securities and Exchange Commission. Except as set forth herein, no other modifications have been made to the Original 8-K.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2017, Spindle, Inc. (the “Company”) entered into a binding term sheet (the “Binding Term Sheet”) whereby the Company would acquire all of the shares of a privately held payments processing company (the “Acquisition”). As part of the Acquisition, certain management of the target company would join the Company as the CEO and CTO upon closing. The Binding Term Sheet is attached hereto as Exhibit 10.1 with certain confidential information omitted and submitted to the Securities and Exchange Commission with a confidential treatment request.

ITEM 7.01

REGULATION FD DISCLOSURE

On October 3,  2017, the Company issued the press release attached hereto as Exhibit 99.1 regarding entry into the Binding Term Sheet.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Binding Term Sheet dated October 2, 2017.*
99.1	Spindle, Inc. Press Release dated October 3, 2017.**

*

Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

**

Filed previously on the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 6, 2017

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Interim Chief Executive Officer

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